LICENSE PURCHASE AND TERMINATION AGREEMENT

entered into and agreed to among

IPMD – International Pharma and
Medical Devices GmbH
FN 385854h
Commercial Register Vienna
Schreyvogelgasse 3/5
1010 Wien

(hereinafter IPMD) and

Altrazeal Trading GmbH
FN 314063h, Commercial Register Vienna
Schreyvogelgasse 3/5, 1010 Wien

(hereinafter Altrazeal)

jointly as “Licensees” on the one part and

ULURU Inc.
Nevada corporation
Reg.No. NV19871033364
4452 Beltway Drive
Addison
TX 75001
USA

as “Licensor” on the other part as follows:

1.OBJECT OF AGREEMENT

1.1.IPMD holds all rights and obligations of licensee under the License and Supply Agreement dated January 11, 2012 by and between Licensor and Melmed Holding AG, as amended by Amendment No. 1 dated December 21, 2012, Amendment No. 2 dated December 21, 2012 and Amendment No. 3 dated February 2, 2014 (the (“License Agreement”) with respect to the territories listed on Exhibit A as the IPMD Territories (the “IPMD Territories”);

1.2.Altrazeal holds all rights and obligations of licensee under the License Agreement with respect to the territories listed on Exhibit A as the Altrazeal Territories (the “Altrazeal Territories”; collectively with the IPMD Territories, the “Territories”).

1.3.Licensor is the licensor under the License Agreement;

1.4.Each of the Parties has determined that it is in its best interest for all rights and obligations under the License Agreement to be assigned to Licensor on the terms and conditions of this Agreement.

2.ASSIGNMENT AND TERMINATION

2.1.Pursuant to the terms and conditions of this Agreement and an Assignment Agreement in the form attached hereto as Exhibit E (the “Assignment Agreement”), at Closing, (a) Licensees shall transfer, assign and convey to Licensor all of rights of licensee under the License Agreement and all obligations under the License Agreement arising after and based upon events occurring after Closing, and (b) subject to Section 6.3, Licensees shall transfer, assign and convey to Licensor all of rights of Licensees under the Listed Agreements (as defined in Section 4.1.5) and all obligations under the Listed Agreements arising after and based upon events occurring after Closing (such transfers, the “Assignment”).

2.2     The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place no later than one business day (defined to include any date that the Common Stock is traded on a U.S. market) after the Effective Date (the date such Closing actually occurs, the “Closing Date”).  The Closing shall occur by means of delivery by Licensees of the closing deliveries described in Section 3.5 and by the payment by Licensor of all Transfer Fees required to be delivered at Closing under Section 3.3; provided that if the Transfer Fees are paid in Common Stock, this requirement will be satisfied by the issuance of irrevocable instructions to the transfer agent of the Licensor with respect to such shares of Common Stock). For purposes of this Agreement, “Closing Date” shall mean the time and date as of which the Closing actually takes place.

3.CONSIDERATION

3.1.As consideration for the Assignment from IPMD, with respect to the IPMD Territories and otherwise, Licensor shall pay to IPMD € 703,500 -- (say: EURO seven hundred and three thousand and five hundred), to be paid as set forth in Sections [3.3 and 3.4] (the “IPMD Transfer Fee”).

3.2.As consideration for the Assignment from Altrazeal, with respect to the Altrazeal Territories and otherwise, Licensor shall pay to Altrazeal € 1,800,000 -- (say: EURO one million eight hundred thousand), to be paid as set forth in Sections [3.3 and 3.4], and subject to any adjustments set forth therein (the “Altrazeal Transfer Fee”; together with the IPMD Transfer Fee, the “Transfer Fee”).

3.3  (a) The IPMD Transfer Fee shall, entirely and without any reductions or offsets,  be paid on the day of Closing.

(b) The Altrazeal Transfer Fee shall be entirely be paid on the Closing Date and shall be, €1,800,000, offset by € 229,729, for a net payment of € 1,570,271 (the “Altrazeal Net Fee”), without any other reductions or offsets.

(c) The Transfer Fees already reflect an adjustment in the amount €646,500, representing the accounts payable owed by Altrazeal to Licensor as of December 31, 2014, which account will be deemed to have been paid as of Closing as a result of a deemed offset reflected in the calculation of the Transfer Fees according to 3.3 (b).  No other amounts owed to Licensor shall be deemed to have been offset unless expressly set forth herein.

(d) Licensor shall pay to IPMD an amount equal to €56,512 as reimbursement for professional expenses (the “Professional Expense Reimbursement”) on or before December 31, 2016, and Licensor shall pay to Altrazeal an amount equal to €88,834 (the “Inventory  Payment”) on or before December 31, 2016 as the purchase price for the 21.151 units of the Product that IPMD had in its possession as of December 31, 2014, of which no unit has been returned to Licensor Prior to Closing (with the remaining 21.151 units not yet returned being the “Outstanding Product”). The Professional Expense Reimbursement, and the Inventory Payment shall be paid in cash if Licensor completes a financing of more than $1,000,000 (a “Qualified Financing”) on or before December 31, 2016.  If Licensor does not complete a Qualified Financing on or before December 31, 2016, or at any time upon written notice from IPMD or Altrazeal, as applicable, the Inventory Payment and Professional Expense Reimbursement shall be paid in Common Stock.  If paid in shares of Common Stock, the shares of Common Stock shall be deemed to have a value equal to 110% of the average of the closing price for the Common Stock on the OTCQB stock market for the 10 trading days preceding the earlier to occur of (a) the receipt of written notice demanding payment in shares of Common Stock by IPMD or Altrazeal, or (b) December 30, 2016.

(e)  As of Closing, Licensor shall, and hereby does, forfeit and transfer back to Altrazeal any ownership interest Licensor has in Altrazeal.

3.4   (a) In the discretion of Licensor, all, but not less than all, of the Transfer Fees may be paid in shares of common stock of Licensor (“Common Stock”), and warrants to purchase Common Stock in the form attached hereto as Exhibit B (a “Warrant”), of Licensor (with such shares and Warrants collectively being referred to as “Payment Securities”).

(b)  If paid in Payment Securities, the IPMD Transfer Fee, shall be  2,095,241 shares of Common Stock and Warrants to purchase  209,525 shares of Common Stock at an exercise price of $ 0.68.  If paid in Payment Securities, Altrazeal Net Fee shall be  4,441,606 shares of Common Stock and Warrants to purchase  444,161 shares of Common Stock at an exercise price of $0.68 per share.

3.5   (a) As a condition of the obligation of Licensor to pay the Transfer Fees, at Closing, Licensees shall cause to be delivered to Licensor (i) a termination agreement in the form attached hereto as Exhibit C (the “Termination Agreement”) executed by the Licensees and Finron Ltd, Cyprus (“Finron”) with respect to the Binding Term Sheet dated May 12, 2015 among Licensor, IPMD and Finron, as amended by the Amendment dated July 13, 2015 to the Binding Term Sheet regarding the acquisition of 75% of the share capital of Altrazeal Trading GmbH, (ii) evidence in a form reasonably acceptable to the Licensor executed by Finron that Finron is no longer an equity holder of Altrazeal, (iii) the Assignment Agreement duly executed by the Licensees.

(b)   In addition, at the Closing, Licensee shall deliver to Licensor an Assignment Agreement and Assumption Agreement substantially in the form of Exhibit E with respect to each of the Listed Agreements identified on Schedule 4.1.5(a), executed by the appropriate Licensee and, if application, the affiliate of Altrazeal that is the sublicensor under the respective Listed Agreement.

(c) In addition, at the Closing, Licensee shall deliver to Licensor a Consent substantially in the form of Exhibit D with respect to each of the Listed Agreements identified on Schedule 4.1.5(a), executed by the counterparty to the underlying Listed Agreement; notwithstanding the foregoing, if a Licensee is unable to deliver a complete executed Consent with respect to a Listed Agreement by Closing despite using its best efforts, the Closing shall occur and Licensor shall use its best efforts to obtain all required Consents within 60 days of Closing.

4.REPRESENTATIONS AND WARRANTIES

4.1.Each Licensee represents and warrants to Licensor with respect to its rights and obligations under the License Agreement and itself, its acts or omissions and its affairs (as applicable) as follows:

4.1.1.OWNERSHIP

Licensees are the sole licensees under the License Agreement, and no person has any valid claim to be licensee, or possess any rights of licensee under, the License Agreement. Neither the License Agreement nor the rights of either Licensee thereunder are subject to any pledge, encumbrances or rights of third parties of any kind. There are no undisclosed partnerships or interests and no subparticipations; except as provided in the Listed Agreements, no person has any option or other right to acquire or obtain an interest in the License Agreement or any rights of licensee thereunder.

4.1.2.INVENTORY AND FINANCIAL STATEMENTS

All units of Returned Inventory are and will be in the same condition as when received by the respective Licensee, and are and will be free of pledges, rights of liens, encumbrances or other rights of third parties.  All financial statements provided by the Licensees to the Licensor are true, correct and complete and reasonably represent the status and operations of the respective Licensee during the period covered by the financial statements.

4.1.3.LITIGATION

Neither Licensee is party to any legal proceedings in courts or any arbitration proceedings related to the License Agreement, the Product, the Returned Inventory or any matter related to the License Agreement, the Product or the Returned Inventory, and no such legal proceedings or claims have been asserted or threatened.

4.1.4.TAXES AND DUTIES

Licensees represent and warrant that all taxes and duties of whatever kind connected with the License Agreement or the Returned Inventory have been paid, and no such liability shall transfer to the Licensor as a result of this Agreement or any transactions effected thereby.

4.1.5.RELATED AGREEMENTS

(a) Licensees represent and warrant that set forth on Schedule 4.1.5(a) (i) under the heading “Distribution Agreements” is a list (including name, date and parties) of all agreements, licenses or other documents of any kind (written or oral, and if oral with a summary of all terms, and including all amendments) to which any Licensee is a party authorizing any person to distribute or sell the Product in the Territories, together with related consulting agreements (the “Distribution Agreements”), (ii) under the heading “Consulting Agreements” is a list (including name, date and parties) of all agreements, licenses or other documents of any kind (written or oral, and if oral with a summary of all terms, and including all amendments) for consulting services related to the Distribution of the Product to which any Licensee is a party (the “Consulting Agreements”), and (iii)  under the heading “Vendors” is a list (including name, date and parties) of all agreements, licenses or other documents of any kind (written or oral, and if oral with a summary of all terms, and including all amendments) with suppliers providing services related to the distribution of the Product and not included in (ii) or (iii) above (the “Vendor Agreements”; together with the Distribution Agreement and the Consulting Agreement, the “Listed Agreements”).  Other than as set forth in the Listed Agreements, neither of the  Licensees nor any of their affiliates have entered into any agreement or authorized or permitted any person to sell or distribute Product in the Territories or party to any agreements related to the distribution of Product in the Territories.  None of the Listed Agreements are subject to any liens, encumbrances or other rights of third parties. None of the parties to the Listed Agreements is an affiliate of any Licensee or under common control with any Licensee. The Listed Agreements are valid, binding and enforceable against the parties thereto. No party to any Listed Agreement is in default under any such Listed Agreement (other than as a result of a failure to meet sales targets) or has any liability or obligation to any party to the Listed Agreement that should have been fulfilled but has not been fulfilled. The Licensees and their affiliates have no outstanding payment obligations under any Listed Agreement.  All assignments of the Listed Agreements will be from a Licensee and any other third party that is the licensor under such agreement.  True, correct and complete Listed Agreements have been provided to Licensor as of the Closing.

(b) The Licensees have no knowledge of any existing claims under the License Agreement or any Listed Agreement or any facts that could form the basis of a claim under the License Agreement or Listed Agreements. Neither Licensee is bound by any outstanding judgment, injunction, order or decree related to the License Agreement, a Distribution or otherwise, including without limitation any such judgement, injunction order or decree that would prohibit or affect in any way the transactions effected or contemplated by this Agreement.

(c)  Set forth in Schedule 4.1.5(c) is the volume of Product distributed under each of the Distribution Agreements in 2014 and 2015 (separated by year and by country).

4.1.6.COMPANY INFORMATION

Each Licensee has full company power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly executed and delivered by Licensees and constitutes the legal, valid and binding agreement of Licensees enforceable against each of the Licensees in accordance with its terms, except as such enforceability may be limited by bankruptcy and the laws affecting the enforcement of creditors’ rights generally or equitable principles.  All board, shareholder, member and other corporate approvals necessary to approve this Agreement and the transactions contemplated thereby on the part of Licensees have been obtained, definitive evidence of which has been delivered to Licensor prior to the Closing.

4.1.7.COMPLIANCE WITH LAW AND SOLVENCY

The Licensees have, to their best knowledge, operated at all times in compliance with all laws, rules and regulations applicable to the Licensees and their operations.  Each of the Licensees is, and will be following closing, “solvent” in that (a) the fair market value of its assets exceeds its liabilities, and (b) it is able to pay its debts as they become due.

4.1.8.NO CONSENTS

The execution, delivery and performance by Licensees of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the articles of association, by-laws or other organizational documents of either Licensee; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Licensees; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which any Licensee is a party or to which any of them are bound; or (d) result in the creation or imposition of any lien or encumbrance on the Licensor. No consent, approval, waiver or authorization is required to be obtained by the Licensees from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Licensees of this Agreement and the consummation of the transactions contemplated hereby.  Without limiting the generality of the foregoing, the Licensees represent and warrant the IPMD is the sole equity holder of Altrazeal and that neither Finron nor any other person holds an equity interest in Altrazeal as of the Effective Date, the date of Closing and all dates on which the transactions contemplated by this Agreement were approved.

4.1.9    NO BROKERS

Neither Licensees nor their affiliates have engaged any broker, placement agent or other person with respect to the transactions contemplated by this Agreement or any other person that could reasonably claim a right to compensation as a result of the closing of the transactions contemplated by this Agreement. Neither Licensees nor their affiliates have engaged any broker, placement agent or other person with respect to the License Agreement or any of the Listed Agreements or any other person that could reasonably claim a right to compensation as a result of Licensor’s assumption of obligations arising after closing under the Listed Agreements.

 4.1.10.SECURITIES REPRESENTATIONS

(a) Licensees are the sole and true parties in interest in acquiring Payment Securities.  Licensees are acquiring the Payment Securities and have no intent to distributing the Payment Securities to, or managing the Payment Securities with, any other persons.

(b) Each Licensee acknowledges and represents that it has received and reviewed a copy of all Annual, Quarterly, and Current Reports filed by the Licensor with the U.S. Securities and Exchange Commission since March 31, 2015 (the “Current Filings”) and been given a reasonable opportunity to review all documents, books and records of Licensor pertaining to this investment, and has been supplied with all additional information concerning Licensor and the Payment Securities that has been requested by such Licensee, has had a reasonable opportunity to ask questions of and receive answers from Licensor or its representatives concerning this investment, and that all such questions have been answered to the full satisfaction of Licensee. No Licensee has received, and or is  receiving, any representations, written or oral, from Licensor or its officers, directors, employees, attorneys or agents other than those contained in this Agreement and the Current Filings.  In making his/its decision to execute this Agreement and authorize or participate in this Agreement each of Licensees has relied solely upon its review of the Current Filings, this Agreement, and independent investigations made by it or its representatives without assistance of Licensor.

(c) Licensees understand that (i) Licensees must bear the economic risk of the investment in the Payment Securities for an indefinite period of time because the Payment Securities have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or qualified under the Securities Act or the securities laws of any other jurisdiction and (ii) the investment in Licensor represented by the Payment Securities is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The Licensees understand that the certificates evidencing the Payment Securities will bear restrictive legends unless and until such legends may be removed under governing law.

(d) Each Licensee is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act, in that the Licensee is one of the following: (i) an organization such as a corporation or GmbH or similar business trust, or partnership, not formed for the specific purpose of acquiring the Payment Securities, with total assets in excess of $5,000,000, (ii) an entity in which all equity owners are accredited investors in that each equity owner is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000 or a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. Licensees are domiciled, and operate their business, solely outside of the United States.

5.INDEMNIFICATION

5.1.Each Licensee unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless Licensor and each of Licensor's officers, directors, employees, successors or assigns (Licensor and such persons are collectively referred to as the “Licensor's Indemnified Persons”) from and against, and shall reimburse Licensor's Indemnified Persons for, each and every Loss (as defined below) threatened against, paid or incurred by, or imposed on, any Licensor's Indemnified Person, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty given by such Licensee, any breach or nonfulfillment of any covenant, agreement or other obligation of such Licensee under this Agreement, the schedules to the Agreement, or any agreement, schedule, certificate or other document delivered or to be delivered by Licensees pursuant hereto in any respect; and (b)any claim made based on facts alleged which, if true, would have constituted any such inaccuracy, breach or nonfulfillment.  “Loss” means any loss, damage, injury, harm, detriment, decline in value, lost opportunity, liability, exposure, claim, demand, proceeding, settlement, judgment, award, punitive damage award, fine, penalty, tax, fee, charge, cost or expense (including costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the fees, disbursements and expenses of attorneys, accountants and other professional advisors).

If any proceeding shall be brought or asserted under this Section 5 against a Licensor’s Indemnified Person by a third party in respect of which indemnity may be sought under this Section 5, from an indemnifying person or any successor thereto (the “Indemnifying Person”), the Licensor’s Indemnified Person shall undertake the defence, compromise or settlement of such proceeding , and the Indemnifying Person shall assume and pay all fees, costs and expenses relating to or associated with the Licensor’s Indemnified Person defence thereof, including all fees and costs of counsel and the payment of all costs and expenses in connection therewith.

5.2All other legal rights or remedies of Licensor are not affected by this Section 5.

5.3All representations and warranties shall survive until the expiration of the applicable statute of limitations.

6.COVENANTS

6.1COOPERATION

Each Licensee will, upon the request of the Licensor from time to time after the Closing, execute and deliver, and use their best efforts to cause other persons to execute and deliver, all such further documents and instruments, and will do or use their best efforts to cause to be done such other acts, as Licensor may reasonably request in order to consummate more completely and make effective the transactions contemplated hereby.

6.2  RETURN OF INVENTORY

Licensees shall, within 30 days of Closing and to the extent not already returned, return to Licensor all inventory of the Product in its possession or under its control.  To the extent Licensees do not return to Licensor in usable condition within 30 days of Closing a number of units of the Product equal to or exceeding the number of units of Outstanding Product, Licensor, ULURU may deduct from the Inventory Payment €4.20 per unit (translated into dollars using the exchange rate as of the business day prior to the date the Inventory Payment is made) of Outstanding Product not returned in usable condition within 30 days of Closing.

6.3      ASSIGNED AGREEMENTS PENDING CONSENTS

Notwithstanding the foregoing, nothing in this Agreement shall be construed as an attempt by the Licensees to assign any Listed Agreement to the extent that such Listed Agreement is not assignable without the necessary Consent of the other party or parties thereto.  From and after the date hereof (including after the Closing Date), each of the Licensees agree to use good faith efforts, and to cooperate with each other, to obtain any such consent necessary to transfer any Listed Agreement (each, a “Consent”, and collectively, the “Consents”).  Additionally, each Licensee shall take or cause to be taken all such actions in its name or otherwise as is necessary in order to provide Licensor with the benefits of the Listed Agreements, assuming Licensor reasonably assists in satisfying any obligations that arise thereunder, and to effect collection of money or other consideration that becomes due and payable under the Listed Agreements and convey the same to Licensor.  Following the Closing, pending or in the absence of any such Consent, Licensor and Licensees shall cooperate with each other in any reasonable and lawful arrangements to provide Licensor with the benefits of any Listed Agreement that is not assignable to Licensor. At such time that any such Consent has been obtained, Licensees shall provide Licensor with a copy thereof, and thereafter, the Listed Agreement associated with such Consent shall be assigned or transferred to the Licensor automatically without any other conveyance or other action by the parties.

6.4 REGISTRATION RIGHTS

Licensor shall prepare promptly and file with the SEC within twenty (20) days after the date hereof, a Registration Statement (the “Registration Statement”) with respect to such number of Payment Securities that it believes it will be permitted to register on behalf of Licensees (pro rata between the Licensees) in a secondary registration under Rule 415 under the Securities Act, 2,500,000 of the Payment Securities, and thereafter use all commercially reasonable efforts to cause such Registration Statement relating to the Payment Securities to become effective within five (5) business days after notice from the Securities and Exchange Commission that such Registration Statement may be declared effective, and keep the Registration Statement effective at all times with respect to the Payment Securities of each Investor, other than Permitted Suspension Periods, until the earliest of (i) the date that is six months after the Closing, (ii) the date when the respective Investor may sell all Payment Securities under Rule 144 under the Securities Act without volume limitations, or (iii) the date the Licensee no longer owns any of the Payment Securities (collectively, the "Registration Period").  Notwithstanding anything in this Agreement to the contrary, at any time (a) if Licensor is required to amend a Registration Statement pursuant to Section 10(a)(3) under the Securities Act (including as a result of the filing of a Form 10-K), or (b) Licensor is required to amend a Registration Statement or prospectus to describe a fundamental change in the information set forth in the Registration Statement or prospectus (including, without limitation, any transaction with respect to which Licensor is required to update the Registration Statement to include financial statements and pro forma financial statements required by Rule 3-05 of Regulation S-X or similar provisions applicable to smaller issuers), Licensor shall be allowed up to thirty (30) days from the date the amendment is required in order to file an amendment to the Registration Statement and until the sixtieth day following the date the amendment is required in order to cause the amended Registration Statement to be effective (such 60-day period, the “Permitted Suspension Period”); provided, that Licensor shall promptly after the occurrence of the event requiring amendment (X) notify the Licensees in writing of the existence of such material non-public information giving rise to a Permitted Suspension Period, (Y) advise Licensee in writing to cease all sales under the Registration Statement until the end of the Permitted Suspension Period and (Z) use its reasonable efforts to cause the Permitted Suspension Period to terminate as soon as practicable.  Licensee shall not sell under the Registration Statement during any Permitted Suspension Period or at any time Licensee’s control persons are in possession of material non-public information.  It shall be a condition precedent to the obligations of Licensor to complete the registration pursuant to this Agreement with respect to the Payment Securities of any Licensee that such Licensee shall timely furnish to Licensor such information regarding itself, the Payment Securities held by it, and the intended method of disposition of the Payment Securities held by it, as shall be reasonably required to effect the registration of such Payment Securities and shall timely execute such documents in connection with such registration as Licensor may reasonably request.

7.MISCELLANEOUS PROVISIONS

7.1.This Agreement shall be governed and construed according to the laws of the State of Delaware, excluding its conflict of law rules.

7.2.All disputes between the Parties arising from this Agreement or in connection with it shall be resolved in the courts located in the State of Delaware, and all Parties agree to the exclusive jurisdiction and venue of such courts.

7.3.All notices and declarations of one Party to the other are to be sent in writing to the addresses set out in this Agreement.

7.4.Should a provision of this Agreement be invalid or ineffective the validity or effectiveness of the remaining provisions of this Agreement shall not be affected. The Parties in such a case will try to replace the invalid or ineffective provision by valid or effective provisions which come closest to the intention of the Parties.

7.5.The Parties acknowledge that Licensor is required by law to disclose all terms of this Agreement and to file a copy with the U.S. Securities and Exchange Commission.

7.6.The fees / costs of legal and other counsel engaged by a Party and all taxes and duties which become due for a Party in connection with this transactions shall be borne by the respective Party.

7.7.This Agreement and its exhibits and schedules, which all form integral parts of this Agreement, shall comprise the whole and complete understanding of the Parties regarding the subject of the Agreement. There do not exist any other agreements. Changes and amendments have to be made in written form, as well as a change of the provision contained in this Section.  Counterpart signature pages to this Agreement delivered by facsimile or .pdf shall be valid as original counterpart signature pages.

7.8        No Party may assign any right or obligation under this Agreement without the prior written consent of the other Parties hereto, such consent not to be unreasonably withheld.

[Intentionally Left Blank; Signature Page Follows]

In witness whereof, intending to be bound, the undersigned have executed this License Purchase and Termination Agreement on behalf of the parties hereto effective as of December 24, 2015.

IPMD - International Pharma and
Medical Devices GmbH

By: /s/ Klaus Kuehne     /s/Helmut Kerschbaumer
Its: Managing Directors

Altrazeal Trading GmbH

By: /s/ Martin Egger
Its: Managing Director

ULURU Inc.

By:  /s/ Terrance K. Wallberg
Its:  Vice President and Chief Financial Officer

Exhibit A

TERRITORIES

IPMD Territories
Middle East (excluding Jordan and Syria)

Altrazeal Territories
European Union , Australia, New Zealand, North Africa, Albania, Bosnia, Croatia, Kosovo, Macedonia, Montenegro, and Serbia

Exhibit B

Form of Warrant

Warrant No. [__]
COMMON STOCK PURCHASE WARRANT

 ULURU INC.

Warrant Shares:	[___]	Issue Date:	December [__], 2015
		Expiration Date:	December [__], 2016

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

1.           Grant.  For value received, ULURU Inc., a Nevada corporation (the “Corporation”), hereby grants to [_________________], a [_____________________]s (the “Holder”), at the exercise price set forth in Section 3 below, the right to purchase up to a maximum of [__________] (the “Warrant Shares”) of the Corporation’s Common Stock, $0.001 par value per share (the “Common Stock”), subject to adjustment from time to time as set forth herein.  This Warrant to Purchase Common Stock (“Warrant”) is issued pursuant to the License Purchase Agreement dated [____] among the Corporation, the Holder and another party (the “Purchase Agreement”).

2.           Exercise Period.  This Warrant may be exercised at any time, and from time to time, in whole or in part, beginning on the date hereof and continuing until the one year anniversary of the date hereof (the “Expiration Date”).

3.           Exercise Price.  The exercise price (“Exercise Price”) of this Warrant is $0.68per Warrant Share, subject to adjustment from time to time as set forth herein.

4.           Adjustments.

(a)           Adjustment for Change in Common Stock.

(i)  If the Corporation (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares, or (C) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares (each, an “Adjustment Event”), the number of Warrant Shares issuable hereunder immediately prior to such Adjustment Event shall be proportionately adjusted so that the Holder will receive, upon exercise, the aggregate number and kind of shares of capital stock of the Corporation which it would have owned immediately following such Adjustment Event if the Holder had exercised this Warrant immediately prior to such Adjustment Event (and owned no shares of Common Stock other than Warrant Shares).  The Exercise Price shall also be proportionately adjusted such that the aggregate Exercise Price for all the Warrant Shares issuable hereunder remains unchanged following such Adjustment Event.

(ii)  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

(iii)  The adjustment shall be made successively whenever any Adjustment Event occurs.

(b)           Adjustment for Reorganization.  If the Corporation consolidates or merges with or into another person or entity, or sells all or substantially all of its assets or stock or enters into any other similar transaction, liquidation, recapitalization or reorganization (any such action, a “Reorganization”), there shall thereafter be deliverable, upon exercise of this Warrant and payment of a proportionately adjusted Exercise Price (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon exercise of this Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization.

5.           Covenants of the Corporation.

(a)           Availability of Shares.  The Corporation will reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Corporation as will be sufficient to permit the exercise in full of this Warrant.  Upon issuance, each of the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

(b)           Listing; Stock Issuance.  The Corporation shall secure and maintain the listing of the Warrant Shares upon each U.S. securities exchange or over-the-counter market upon which securities of the same class or series issued by the Corporation are listed, if any.  Upon exercise of this Warrant, the Corporation will use its best efforts to cause stock certificates representing the shares of Common Stock purchased pursuant to the exercise to be issued in the names of Holder, its nominees or assignees, as appropriate promptly following such exercise.

6.           No Voting Rights; Limitations of Liability.  Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation not granted herein.  No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

7.           Exercise Procedure.

(a)           To exercise this Warrant, the Holder must deliver to the principal office of the Corporation (prior to the Expiration Date) this Warrant, the subscription substantially in the form of Exhibit A attached hereto, and the Exercise Price.  The Holder may deliver the Exercise Price by any of the following methods, at its option: (i) in cash, (ii) by bank cashier's or certified check, or (iii) by wire transfer to an account designated by the Corporation,  Upon proper exercise, the Corporation will issue and deliver to Holder, within 5 days after the date on which the Holder exercises this Warrant, certificates for the Warrant Shares purchased hereunder.  The Warrant Shares shall be deemed issued, and the Holder deemed the holder of record of such Warrant Shares, as of the opening of business on the date on which the Holder properly exercises this Warrant.

(b)  In the event this Warrant is partially exercised, the Corporation shall issue and deliver to the Holder, within 10 days after the date of exercise, a new Warrant of like tenor to purchase that number of Warrant Shares with respect to which such partial exercise did not apply.

8.           Securities Laws.  Neither the sale of this Warrant nor the issuance of any of the Warrant Shares upon exercise of this Warrant have been registered under the Act or under the securities laws of any state.  The issuance of the Warrant Shares upon exercise of this Warrant shall be subject to compliance with all applicable Federal and state securities laws.  Until the Warrant Shares have been registered under the Act and registered and qualified under the securities laws of any state in question, the Corporation shall cause each certificate evidencing any Warrant Shares to bear the following legend and such other legends as may be required by applicable law:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

9.           Transfer.  The Corporation will register this Warrant on its books and keep such books at its offices.  Neither this Warrant nor any of the Warrant Shares (when issued) may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of except as permitted by (i) any effective registration statement under the Act and by the securities laws of any state in question, or (ii) with an opinion of counsel reasonably satisfactory to the Corporation stating that such registration under the Act and registration or qualification under the securities laws of any state is not required.

10.           Replacement of Warrant.  If the Holder provides evidence that this Warrant or any certificate or certificates representing the Warrant Shares have been lost, stolen, destroyed or mutilated, the Corporation (at the request and expense of the Holder) will issue a replacement warrant upon the provision by the Holder of an indemnity bond and indemnification agreement in form and substance reasonably satisfactory to the Corporation and its transfer agent Holder (if required by the Corporation).

11.           Governing Law.  The internal laws of the State of Nevada (other than its conflicts of law rules) govern this Warrant.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on its behalf by the officer whose signature appears below, as of the date first written above.

ULURU  INC.

By: _____________________________________
Name:
Title:

EXHIBIT A

IRREVOCABLE SUBSCRIPTION

To:           _______________________

The undersigned hereby elects to exercise its right under the attached Warrant by purchasing ____ shares of the Common Stock of ULURU, Inc., a Nevada corporation, and hereby irrevocably subscribes to such issue.  The certificates for such shares shall be issued in the name of:

______________________________
(Name)

______________________________
(Address)

______________________________
(Taxpayer Number)

and delivered to:

______________________________
(Name)

______________________________
(Address)

?           PAYMENT EXERCISE:  The aggregate Exercise Price of $______ per share is enclosed.

=

Date:_______________

Signed:                      ______________________________________________
(Name of Holder, Please Print)

________________________________________
(Address)

________________________________________
(Signature)

Exhibit C

MUTUAL TERMINATION AND RELEASE AGREEMENT

This MUTUAL TERMINATION AND RELEASE AGREEMENT (this “Agreement”) is made as of December 24, 2015, by and among ULURU Inc., a Nevada corporation  (“ULURU”), Finron Ltd., a [____] (“Finron”) and IPMD GmbH, a [____] (“IPMD”; together with Finron and ULURU, the “Parties”).

RECITALS

WHEREAS, the Parties have entered into that Binding Term Sheet dated May 12, 2015 among ULURU, IPMD and Finron, as amended by the Amendment dated July 13, 2015 to the Binding Term Sheet (collectively, the “Term Sheet”) regarding the prospective acquisition of 75% of the share capital of Altrazeal Trading GmbH;

WHEREAS, the Parties desire to terminate the Term Sheet and grant the mutual releases set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parties agree as follows:

1. Termination of the Term Sheet.  ULURU, Finron, and IPMD agree that, effective upon the execution of this Agreement, the Term Sheet is hereby terminated and of no further force or effect.  For the avoidance of doubt, it is the intention of the Parties that no provision of the Term Sheet shall survive the termination of such Term Sheet pursuant to this Agreement, notwithstanding any indication to the contrary in either such agreement.
2. Mutual Release.  Each of the Parties on its behalf and on behalf of its affiliates completely releases and forever discharges any other Parties from any and all claims, rights, demands, actions, obligations, liabilities and causes of action of any and every kind, nature and character whatsoever, known or unknown, which such Party may now have, could have had or may in the future have against the other Parties arising out of the Term Sheet or circumstances surrounding the Term Sheet.
3. Fees and Expenses.  All fees and expenses incurred in connection with the Term Sheet shall be paid by the Party incurring such expenses and no other fee shall be payable by any Party to another Party in connection with the termination of the Term Sheet and the Services Agreement.
4. Representations and Warranties.  Each of the Parties represents and warrants to the other Parties that (a) such Party has all requisite legal and corporate power and authority to execute, deliver and perform its obligations under this Agreement; (b) all corporate action on the part of such Party, its directors, officers and stockholders necessary for the authorization, execution, deliver and performance of this Agreement by such Party has been taken; and (c) this Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to law of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

5.	Miscellaneous.

a. No Assignment; Binding Effect.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Parties hereto and any attempt to do so shall be void, expect for assignments and transfers by operation of law.  Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by and upon the Parties and their respective successors and assigns.

b. Amendment.  This Agreement may be amended, supplemented or modified by a written instrument duly executed by the Parties.

c. Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect.

d. Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any legal requirement or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

e. Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or .pdf), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

 [intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this MUTUAL TERMINATION AND RELEASE AGREEMENT duly executed as of the day and year first above written.

ULURU, INC.
By:	/s/ Terrance K. Wallberg
Name:	Terrance K. Wallberg
Title:	Vice President and Chief Financial Officer

FINRON LTD.
By:	/s/ Martin Egger
Name:	Martin Egger
Title:	Managing Director

IPMD GmbH
By:	/s/ Klaus Kuehne
Name:	Klaus Kuehne
Title:	Managing Director

Exhibit D

Form of Consent

CONSENT TO ASSIGNMENT

[__________________] (“Altrazeal”)  and [______________] (“Distributor”) are parties to a certain [Exclusive License and Supply Agreement] dated [_________] (the “Distribution Agreement”) related to the distribution and sale of Altrazeal® products. ULURU, Inc., a Nevada corporation (“ULURU”), who is the source distributor of Altrazeal® products is purchasing the license and supply agreement under which Altrazeal licenses and distributes to Distributor, and in connection therewith, Altrazeal is transferring to ULURU all of the rights and obligations of Altrazeal arising after the effective date of such transfer under the Distribution Agreement.

The Distributor hereby approves, authorizes and consents to such assignment and assumption and understands that all future sales of Altrazeal® to Distributor shall be made by ULURU under the Distribution Agreement

Dated:  _____________, 2015

Distributor

[________________]

By:
Name:
Its:

Exhibit E

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of the December 24, 2015 (the “Effective Date”) by and among the Assignors listed on Exhibit A (“Assignors”) and ULURU Inc., a Nevada corporation (“ULURU”).

Recitals:

A. Altrazeal Trading GmbH, as an assignee of Melmed Holding AG, is the licensee under that License and Supply Agreement dated January 11, 2012 by and between ULURU and Melmed Holding AG, as amended by Amendment No. 1 dated December 21, 2012, Amendment No. 2 dated December 21, 2012 and Amendment No. 3 dated February 2, 2014 (the (“License Agreement”); and

B. Pursuant to a License Purchase and Termination Agreement dated as of December 24, 2015 (the “Purchase Agreement”), ULURU is purchasing all rights of Assignor under the License Agreement and all obligations arising after following the Effective Date; and

C. The Assignors are party to one or more of the Listed Agreements, as defined below, or have rights with respect thereto; and

D. Each Assignors desires to assign to ULURU all of the Listed Agreements to which it is a party;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the representations, warranties and covenants herein and in the Purchase Agreement, and subject to the terms and conditions of the Purchase Agreement, hereby agree as follows:

1. Capitalize Terms.  Capitalized terms used but not defined herein have the meaning set forth in the Purchase Agreement.

2. Identification of Agreements.  Under the heading “Distribution Agreements” is a list all agreements, licenses or other documents of any kind to which any Assignor is a party authorizing any person to distribute or sell the Product in the Territories, (the “Distribution Agreements”), (ii) under the heading “Distribution Consulting Agreements” is a list of all agreements, licenses or other documents of any kind  for consulting services related to the distribution of the Product to which any Assignor is a party (the “Consulting Agreements”), and (iii)  under the heading “Vendor Agreement” is a list of all agreements, licenses or other documents of any kind with suppliers providing services related to the distribution of the Product and not included in (ii) or (iii) above (the “Vendor Agreements”; together with the Distribution Agreement and the Consulting Agreement, the “Listed Agreements”).  The representations and warranties set forth in the Purchase Agreement with respect to the Listed Agreements are incorporated herein by this reference.

3. Assignment. Each Assignor hereby transfers, assigns and conveys to ULURU all of rights of such Assignor under the Listed Agreements to which it is a party, subject to all representations and warranties regarding the Listed Agreements in the Purchase Agreement.

4. Assumption. ULURU hereby accepts the foregoing assignment and hereby assumes all of the obligations of the respective Listed Agreement under the Listed Agreement arising, and based upon events occurring, after the Effective Date.

5. Miscellaneous.  This Agreement may be executed in any number of counterparts, each of which, whether delivered as originals or as copies (including as a facsimile or .pdf), shall be deemed an original, and all of which together shall constitute one and the same document.  The invalidity, illegality and unenforceability of any provision(s) of this Agreement shall in no way affect or impair the validity, legality and enforceability of the remaining provisions thereof.  This Agreement shall be governed by, and construed and interpreted in accordance with, choice of law, venue and jurisdictional provisions set forth in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Assignment and Assumption Agreement to be executed as of the date first set forth above.

ASSIGNORS:

Altrazeal Trading GmbH

By           /s/ Martin Egger

Its           Martin Egger, Managing Director

Altrazeal Trading Ltd.

By           /s/ Martin Egger

Its           Martin Egger, Managing Director

IPMD GmbH

By           /s/ Klaus Kuehne

Its           Klaus Kuehne, Managing Director

ULURU:

ULURU Inc.,
a Nevada corporation

By           /s/ Terrance K. Wallberg

Its           Terrance K. Wallberg, Chief Financial Officer

EXHIBIT A

LISTED AGREEMENTS

ALTRAZEAL TRADING GmbH - Distribution Agreements
Licensee	Date of Agreement	Territory

K.A.B. Krankenhaus	07/02/12	Austria
MSR	10/20/14	Australia, New Zealand

Ex Pharma	02/28/13	Czech Republic, Slovakia
SP Care	June 2013	Portugal
Agmar	07/26/13	Croatia, Slovenia
Farmix d.o.	09/11/13	Serbia, Macedonia, Montenegro
Co.Medprom d.o.o.	09/13/13	Bosnia, Herzegovina

Al Hamaed Medical Company	12/31/13	Saudi Arabia

Gd Medical Ag	02/07/14	Switzerland
RAD	04/10/14	Greece
Biovirtus / GMS	04/15/14	Italy
Remedia S.A.	06/11/14	Romania
Akanni Healthcare GmbH	09/12/14	Germany
Al-Hikma FZCO	11/03/14	Middle East

Altrazeal Europe (Spain)	09/01/14	Spain, Ireland

ALTRAZEAL TRADING GmbH - Distribution Consultant Agreements
Consultant	Date of Agreement	Territory

Ex Pharma s.r.o & Toromedical d.o.o.	07/30/13	Serbia, Macedonia, Montenegro, Albania, Kosovo, Bosnia
Ex Pharma s.r.o	07/30/13	Croatia, Slovenia
Ex Pharma s.r.o	11/15/13	Serbia, Macedonia, Montenegro
Ex Pharma s.r.o	12/03/13	Spain
Ex Pharma s.r.o	01/28/14	Albania, Kosovo

Gamma Medical	12/14/11	Germany

Human Care International	09/25/13	Portugal, Angola

Ladislav Sabach	Not dated	Czech Republic

Velocitas GmbH	08/09/13	Eastern Europe, Central Asia, South Asia, Middle East

ALTRAZEAL TRADING GmbH - Vendor Agreements
Vendor	Date of Agreement	Purpose / Service
BioTop Medical	11/12/12	EU Authorized Representative

Altrazeal Australasia Pty Ltd	03/14/13	Copyright License Agreement